[Letterhead of Mays & Valentine, L.L.P.]

                                 August 7, 1998

C&F Financial Corporation
Eighth and Main Streets
West Point, Virginia 23181

Gentlemen:

     We have participated in the preparation of the REgistration Statement under the Securities Act of 1933 on Form S-3, including Exhibits (the "Registration Statement"), of C&F Financial Corporation ("C&F") relating to the registration of 200,000 additional shares (200,000 shares previously registered) of C&F Common STock, $1.00 par value, to be issued by C&F pursuant to the terms of the C&F Financial Corporation Amended and REstated Dividend Reinvestment and Stock Purchase Plan (the "Plan").

     We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement. In connection with the furnishing of our opinion, we have examined, among other things, the Articles of Incorporation and Bylaws of C&F. We have also examined the plan and the minutes of the proceedings of the Board of Directors of C&F, the Registration Statement, and such other records and documents as deemed pertinent.

     Based on the foregoing, with regard to the legality of the issuance of the C&F Common STock being registered under the Registration statement, it is our opinion that:

     1. C&F has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with full power and authority to carry on business in which it is now and will be engaged.

     2. The 200,000 shares of C&F Common Stock being registered under the Registration Statement pursuant to the Plan will, when issued, be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion w9th the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinion" in the contained therein.

                                             Sincerely,


                                             /s/Mays & Valentine, L.L.P.
                                             ---------------------------
                                             Mays & Valentine, L.L.P.